Exhibit 10.53

LEASE EXTENSION AND MODIFICATION AGREEMENT

This Lease Extension and Modification Agreement (“Agreement” is entered into and effective as of the 1st day of September, 1996, by and between Research Way Investments, a California limited partnership (“Landlord”) and AntiVirals, Inc. (“Tenant”).

Recitals:

A. Landlord and Tenant are parties to a Commercial Lease with an execution date of June 18, 1992 (“Lease”); and

B. Landlord and Tenant now desire to extend and modify the Lease on the terms set forth below.

Now, therefore, the parties agree as follows:

1. The Premises shall increase by 5,227 square feet of Net Rentable Area, to include the area outlined on the floor plan attached hereto. For purposes of computing Fixed Rent, the Premises shall be deemed to be 18,407 square feet of Net Rentable Area. For purposes of computing Tenant’s percentage share of Operating Costs and Taxes, the Premises shall be deemed to be 18,568 square feet of Net Rentable Area; the Building shall be deemed to have a Net Rentable Area of 90,600 square feet; and Tenant’s Percentage Share of Operating Costs and Taxes shall be 20.494%.

2. Fixed Rent on 13,180 square feet of Net Rentable Area shall be $.52 per square foot per month; Fixed Rent on the remaining 5,227 square feet of Net Rentable Area shall be $.75 per square foot per month. On December 15, 1996, Fixed Rent on the entire 18,407 square feet of Net Rentable Area shall be $.75 per square foot per month. Fixed Rent shall increase by three percent (3%) on September 15, 1998, and on each September 15th thereafter (including during each extended term, if Tenant exercises its options to extend the Lease), Fixed Rent shall increase by three percent (3%) of the immediately preceding Fixed Rent. Paragraphs 3.2 and 3.3 of the Lease are deleted.

3. The Lease shall terminate on December 15, 2004. In lieu of the option set forth in paragraph 7 of Addendum 1, Tenant shall have two (2) options to extend the Lease for five years each; provided, that Tenant, each time, shall give Landlord at least twelve (12) months prior written notice of its intent to extend the Lease, which notice, each time, shall be accompanied by a nonrefundable payment of $20,000 to be applied toward the Fixed Rent next and payable during the extended term; and, provided further, that Tenant shall not be entitled to extend the Lease if Tenant is in default. Paragraph 4 of Addendum 1 is deleted.

4. Paragraph 5.1(a) of the Lease is amended as set forth below:

(a) Operating Costs. All cost and expenses of management, ownership, operation and maintenance of the Building and Property, including by way of illustration but not limited to, utilities; waste disposal; materials and supplies; Insurance Premiums (unless otherwise paid for by Tenant pursuant to the provisions of Section 13.1 below); cost of services of independent contractors and employees (including, without limitation, wages, salaries, employment taxes and fringe benefits of such persons but excluding persons performing services not uniformly available to all Building tenants); day-to-day operation; maintenance and repair of the Premises, Building, its equipment, and the common areas, parking areas, walkways, access ways, and landscaped areas, including, without limitation, janitorial, gardening, security, elevator servicing, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing; signing and advertising; rental expense or depreciation of personal property used in the maintenance, operation, and repair of the Building; the cost of capital improvements to the Building (amortized in accordance with generally accepted accounting principles together with interest at the prevailing annual rate on the unamortized portion of such cost) made after the date of the Lease which reduce other items of Operating Costs or are required under any governmental law or regulation; reserves for future maintenance, repair or replacement of components of the improvements on the Property such as, by way of illustration, roof of the Building, surfaces of parking areas, and repainting or resurfacing of Building walls, reasonably based on the anticipated cost and estimated useful life of such items. Operating Costs shall not included Real Property Taxes (as defined in Section 5.1(b) below) or the taxes referred to in Section 5.3 below; debt service, if any, on the Building; depreciation on the Building other than depreciation on exterior window draperies provided by Landlord and carpeting in public corridors; costs of Tenant’s improvements; real estate brokers’ commissions; capital improvements other than the reserves and capital improvements included in Operating Costs above; and the cost of repairs, utilities, or extra services furnished to, billed to and payable separately by, Tenant or any other lessee of the Building.

5. The next to the last sentence of Paragraph 9 of the Lease is amended as follows:

Unless removed by Tenant prior to or on the Expiration Date or earlier date of termination of this Lease, any equipment, trade fixtures, machinery, cabinetwork, movable furniture, or other personal property remaining on the Premises at the expiration or sooner termination of this Lease shall, in the sole option of Landlord, either (I) become the property of Landlord; or (ii) be removed from the Premises and discarded at Tenant’s sole cost and expense.

6. The last three sentences of the second paragraph of Paragraph 12 of the Lease are amended as follows:

Tenant agrees to hold Landlord harmless from and to indemnify and defend Landlord against all claims, liability, damage, or loss and against all costs and expenses, including, without limitation, attorneys’ and paralegals’ fees and costs and court costs in connection therewith, arising out of any injury or death of any person using the exercise equipment or facilities (if any) through said person’s association with Tenant. Tenant further acknowledges that said exercise equipment and/or facilities (if any) may only be used by Tenant and its employees in common with other tenants and their employees. Tenant shall not permit use of the exercise equipment or facilities (if any) by Tenant’s vendors, or the family members or friends of Tenant and its employees.

7. The fourth sentence of Paragraph 13.3 of the Lease is amended as follows:

The aforesaid insurance shall name Landlord and its partners, employees, agents, and co-owners of the Building as an additional insured (and, at Landlord’s option, the property manager and the holder of any mortgage or deed of trust on the Building, or any part thereof or interest therein, as an additional insured, and shall be with companies having a rating or not less than AAA in “Best’s Insurance Guide” or another comparable rating or publication of Best’s Insurance Guide” or another comparable rating or publication if Best’s Insurance Guide is no longer published or produced.

8. In Paragraphs 14.1, 14.2, and 14.4, the terms “Tenant’s Proportionate Share of Operating and Costs and Taxes” and “Tenant’s Proportionate Share of Building Operating Costs and Taxes” shall be changed to “Tenant’s Percentage Share of Operating Costs and Taxes”.

9. The following paragraph is added after Paragraph 19(a) of the Lease:

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of the Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

10. The following paragraphs are added to the Lease:

20.27 Landlord’s Consent. Except where otherwise provided herein, an any instance where the approval or consent of the Landlord is required, the granting or denying of such approval or consent shall be within the sole and unfettered discretion of the Landlord, and the Landlord shall not for any reason or to any extent by required to grant such approval or consent.

20.28 Common Areas and Facilities. Landlord may make available to Tenants or tenants, from time to time, exercise facilities, sport courts, lunch rooms, or similar areas. Tenant acknowledges that such facilities may only be used by Tenant and its employees; Tenant shall not permit the facilities to be used by Tenant’s vendors, customers, family members, friends, or other persons. All persons using such facilities shall use the facilities at their own risk, and Landlord shall not be responsible for damage or injury. Landlord reserves the right to modify, move or eliminate any common area or facility at any time if Landlord deems it appropriate for reasons or health or safety or for purposes of expanding or contracting existing or future tenant’s premises.

11. Tenant shall have a first right of refusal to lease other space in the Building on the terms and conditions set forth in paragraph 8 of Addendum 1; the parties acknowledge CH2M Hill no longer has a prior right of refusal.

12. Tenant acknowledges and agrees to be bound by the Rules and Regulations attached hereto, which Rules and Regulations may be revised and amended by Landlord from time to time pursuant to Section 20.14 of the Lease. Notwithstanding the foregoing, Tenant shall be allowed to keep small animals such as mice, rats, and rabbits on the Premises for scientific experimental purposes. Tenant shall at all times keep the animals in cages or under control, and Tenant shall indemnify, defend, and hold harmless Landlord from any damage (including but not limited to vandalism and other damage caused by third persons) caused by or arising from Tenant’s keeping or use of the animals on the Premises.

13. Tenant acknowledges and agrees that Tenant is leasing the additional 5,227 square feet in its existing condition, “as is”. Landlord shall have no obligation and shall bear no expense with respect thereto.

14. No additional Security Deposit is required of Tenant.

15. Except as set forth in this Agreement, the terms and provisions of the Lease remain unchanged and in full force and effect.

In witness whereof, the parties have executed this Agreement in duplicate as of September 1, 1996.

RESEARCH WAY INVESTMENTS, by Rex Jacobsma, its general partner		ANTIVIRALS, INC.

By:		By:

Title:	General Partner	Title:	COO/CFO

EXHIBIT B

RULES AND REGULATIONS

1.	No part of the whole of the sidewalks, parking area, entrances, passages, courts, or vestibules of the Premises shall be obstructed or encumbered by any Tenant or used for any other purpose other than ingress and egress to and from the space demised to such Tenant.

2.	No awnings or other projections shall be attached to the inside or outside walls or windows of the Premises. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the space demised to any Tenant.

3.	No sign, advertisement, object notice, or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the space demised to any Tenant or of the Premises, without the express written consent of the Landlord.

4.	The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweeping, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown herein.

5.	No Tenant shall bring or keep, or permit to be brought or kept, any flammable, combustible, or explosive fluid, material, chemical, or substance in or about the Premises.

6.	No Tenant shall mark, paint, drill into, or in any way deface, any part of the Premises or the Property. No boring, cutting, or stringing of wires shall be permitted unless previously approved by Landlord.

7.	No cooking shall be done or permitted in the Premises by any Tenant without prior written consent from Landlord. No Tenant shall cause or permit any unusual or objectionable odors to emanate from the space demised to such Tenant.

8.	Neither the whole nor any part of the space demised to any Tenant shall be used for the storage of merchandise, or for the sale of merchandise goods, or property of any kind at auction.

9.	No additional locks or bolts of any kind shall be placed upon any of the doors or windows in the space demised to any Tenant, nor shall any changes be made in locks or mechanism thereof. Each Tenant must, upon the termination of his tenancy, restore to Landlord all keys, either furnished to, or otherwise procured, by such Tenant, and in the event of the loss of any such keys, such Tenant shall pay Landlord the reasonable cost of replacement keys.

10.	All removals from the Building, or the carrying in or out from the Premises of any safes, freight, furniture, or bulky matter of any description must take place during such hours and in such manner as Landlord or its agents may determine from time to time.

Landlord reserves the right to inspect all freight to be brought into the Premises and to exclude from the Premises all freight which violates any of these rules and regulations of the provisions of such Tenant’s Lease.

EXHIBIT B

RULES AND REGULATIONS

11.	No Tenant shall use or occupy or permit any portion of the Premises to be used or occupied for the storage, manufacture, or sale of liquor, narcotics or drugs. No Tenant shall engage or pay any employees of Landlord or Landlord’s agents.

12.	Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Premises or its desirability, and upon notice from Landlord, such Tenant shall refrain from or discontinue such advertising.

13.	Each Tenant, before closing and leaving the space demised to such Tenant at any time, shall see that all entrance doors and Property security gates are locked.

14.	Landlord reserves the right to control and operate the public portions of the Property and the public facilities, as well as facilities furnished for the common use of the Tenants, in such manner as it deems best for the benefit of the Tenants generally.

15.	No space demised to any Tenant shall be used, or permitted to be used, for lodging, or sleeping or for any immoral or illegal purposes.

16.	The requirements of Tenants will be attended to only upon application at the office of the Landlord. Building employees shall not be required to perform, and shall not be requested by any Tenant to perform any work outside of their regular duties, unless under specified instructions from the office of Landlord.

17.	Canvassing, soliciting, and peddling on the Premises and the Property are prohibited, and each Tenant shall cooperate in seeking their prevention.

18.	There shall not be used in the Building, either by Tenant or by its agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and other safeguards as Landlord may require.

19.	No animals of any kind shall be brought into or kept about the Premises or Property by any Tenant.

20.	No Tenant shall place, or permit to be placed, on any part of the floor or floors of the space demised to such Tenant a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

21.	No vending machines shall be permitted to be placed or installed in any part of the Premises by any Tenant without written approval from the Landlord.

EXHIBIT B

RULES AND REGULATIONS

22.	No radio or television antenna or other device shall be erected on the roof or exterior wall of the Premises without first obtaining in each instance the Landlord’s consent in writing. Any antenna or device installed without such written consent shall be subject to removal at Tenant’s expense without notice at any time.

23.	No loud speakers, television, phonographs, radios, tape players, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.

24.	The plumbing facilities shall not be used for any other purpose than that for which they are constructed; no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant. If there is no plumbing in Tenant’s Premises, but in the Common Area only, then the plumbing will be maintained and repaired by the Landlord, unless otherwise stated.

25.	The Common Area hallways, if applicable, shall be kept free and clear from any inventory, merchandise, stored materials, or materials being received.

26.	Tenant shall not burn any trash or garbage of any kind in or around the Premises.

27.	Tenant shall keep and maintain the Premises (including without limitation, exterior and interior portions of all windows, doors, and all other glass) in a neat and clean condition.

28.	Tenant shall not install, operate or maintain in the Premises any electrical equipment which does not bear underwriter’s approval, or which would overload the electrical system or any part thereof beyond its capacity for proper and safe operation as determined by Landlord.

29.	Tenant shall not suffer, allow or permit any vibration, noise, light, odor, or other effect to emanate from the Premises, or from any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise interfere with the safety, comfort and convenience of Landlord or any of the other tenants of the Property.

30.	Landlord reserves the right, at any time and from time to time to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord’s judgment, for its best interests or for the best interests of the Tenants and the Property.